SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             CONSUMAT SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

(X)  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             CONSUMAT SYSTEMS, INC.
                POST OFFICE BOX 9379  RICHMOND, VIRGINIA  23227

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 14, 1995


TO THE HOLDERS OF COMMON STOCK:

    The Annual Meeting of Shareholders of Consumat Systems, Inc. (the "Company") will be held at the offices of the Company, 8407 Erle Road, Mechanicsville, Virginia, on Wednesday, June 14, 1995, commencing at 11:00 a.m. E.D.T., for the following purposes:

      1.    To elect a board of three directors to serve for the ensuing year.

      2. To act upon a proposal, previously approved by the Board of Directors of the Company, to amend Article III.A of the Articles of Incorporation to increase the authorized capital stock of the Company to 10,000,000 shares of Common Stock (see Exhibit A to the Company's Proxy Statement).

      3. To ratify the selection of Parham, P.C. as accountants and auditors for the Company for the current fiscal year.

      4. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on April 28, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

      The Company's Proxy Statement is submitted herewith. The Annual Report for the fiscal year ended December 31, 1994, accompanies the Proxy Statement.

      You are  requested to complete, sign,  date, and return the  enclosed
Proxy promptly regardless of  whether  you expect  to  attend the  meeting.   A
self-addressed,  stamped envelope is enclosed for your convenience.

      If you are present at the meeting, you may vote in person even if you have already sent in your proxy.

                                   By Order of the Board of Directors


                                   PATRICIA B. BRADLEY,
                                   Corporate Secretary

May 12, 1995

                             CONSUMAT SYSTEMS, INC.
                              Post Office Box 9379
                           Richmond, Virginia  23227

                                PROXY STATEMENT
                   To Be Mailed on or about May 12, 1995, for
            Annual Meeting of Shareholders To Be Held June 14, 1995


      The accompanying proxy is solicited by and on behalf of the Board of Directors of Consumat Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held June 14, 1995, or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail or by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. The Company reserves the right to retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.

      The shares represented by all properly executed proxies received by the Corporate Secretary of the Company and not revoked as herein provided will be voted as set forth herein unless the shareholder directs otherwise in the proxy, in which event such shares will be voted in accordance with such
directions.   Any proxy may be revoked  at any time before the shares to which it relates are voted either by written notice (which may be in the form of a substitute proxy delivered to the Secretary of the meeting) or by attending the meeting and voting in person.

                       VOTING SECURITIES AND RECORD DATE

      The Board of Directors has fixed the close of business on April 28, 1995 as the record date for the determination of shareholders entitled to
notice of and to vote at the meeting  and any  adjournments thereof.   Each
holder of record of the Company's Common Stock, $3.00 par value (the "Common Stock") on the record date will be entitled to one vote for each share then registered in his name with respect to all matters to be considered at the
meeting.   As of  the close of  business on the  record date, 1,557,699 shares of Common Stock were outstanding and entitled to vote at the meeting. Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count towards a quorum, but will have no effect on the action taken with respect to such matter.

                      PROPOSAL ONE--ELECTION OF DIRECTORS


Nominees and Vote Required

      The  Company's Board  of Directors presently  consists of  three
directors,  who are named  below as  nominees.   Each  nominee  was  elected at
the  last Annual  Meeting  of Shareholders.   Each  director is  elected  to
serve until the next Annual Meeting of Shareholders or the election and qualification of his successor.

      Each of the nominees has consented to his being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the table below with respect to his age, his principal occupation or employment and his beneficial ownership of
the Common Stock as of April 28, 1995.   The table also sets forth  the amount
of shares beneficially owned as of such date by all the executive officers set forth in the summary compensation table who are not directors, and by all executive officers and directors as a group and the percentage of
outstanding shares represented  by the  stated beneficial  ownership.   To the
best of the Company's information, the persons named in the table, and all officers and directors as a group, have sole voting and investment power with respect to shares shown as owned by them, except as may be set forth in the notes thereto.

      It is expected that each of these nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason (which event is not now anticipated), the proxies reserve discretion to vote or
refrain  from  voting for  a substitute nominee or nominees.   Shareholders may
withhold  authority to vote for any  of the nominees on the accompanying proxy.

      Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election.

Name, Age, Positions with
the Company or Principal                                  Amount and Nature
Occupation for the Past Five              Director        of Beneficial         Percent of
Years and Other Information               Since           Ownership             Class
Howard P. Harper (50)                     1993            61,500 (1)              3.7%
  President of NEWTEC, Inc.

Robert L. Massey (60)                     1971            50,385 (2)              3.0%
  President and Chief
  Executive Officer
  of the Company

Neil F. Vierson, III (52)                 1992            56,633 (3)              3.3%
  Chairman of the Board
  of the Company; President
  of Vierson Boiler and
  Repair Co., Inc.

All executive officers and directors                      169,518                 10.0%
as a group (5 persons)

____________________


(1) Includes 25,000 shares subject to stock options exercisable within 60 days of the record date.

(2) Includes 50,000 shares subject to stock options exercisable within 60 days of the record date.

(3) Includes 50,000 shares subject to stock options exercisable within 60 days of the record date.

Attendance

      The Board of Directors held 15 meetings during the fiscal year ended December 31, 1994 and 16 meetings during the fiscal year ended December
31,  1993.   All directors attended seventy-five percent or more of the meetings, including regularly scheduled and special meetings, and the meetings of any committees of the Board on which they served, in each case that were held in the past fiscal year during the periods in which they were directors or served on such committees.


Committees of the Board of Directors

      The Board generally acts as a whole, rather than through committees. The only standing committees of the Board are the Compensation Committee, Audit Committee, and Nominating Committee, described below.

      The Compensation Committee, comprised of Messrs. Vierson and Harper, met once during the fiscal year ended December 31, 1994. The primary functions of the Committee are to review and make recommendations to the Board concerning the direct and indirect compensation of officers elected by the Board; to administer and make awards under the Company's employee stock option and performance share programs; to review and report to the Board concerning annual salaries and year-end bonuses recommended by management for all officers and certain other executives; and to recommend special benefits and perquisites for management.

      The Audit Committee, comprised of Messrs. Vierson and Harper, met once during the fiscal year ended December 31, 1994. The primary functions of the Committee are to make recommendations to the Board concerning engagement and discharge of the independent auditors; to review the overall scope and results of the annual audit; to review the independence of the independent auditors; and to review the functions and performance of the Company's internal accounting controls.

      The Company has a standing Nominating Committee, comprised of Messrs. Harper and Massey. The Nominating Committee did not meet as a separate entity during the fiscal years ended December 31, 1994 or 1993, and in practice the functions of the Nominating Committee have been assumed and performed by the Board as a whole during that period.

Executive Compensation

      Summary Compensation Table. The table below sets forth for the years ended December 31, 1994, 1993 and 1992 the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who at December 31, 1994 were the Company's executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 1994 (the "Named Executives").

                                                     Long-Term
 Name and Principal Position        Annual           Compensation Awards
                                   Compensation
                                                     Securities Underlying
                                  Salary    Bonus    Options/SARs(#)          All Other Compensation
 Robert L. Massey,          1994  112,500    -0-      -0-                        (1)
   President and Chief      1993  122,115    -0-      50,000
   Executive Officer        1992  120,251    -0-      -0-


  (1) Substantially less than 10% of salary.  See Contracts with Executives.


Options/SAR Grants in Fiscal Years 1994 and 1993

     The table below sets forth for the years ended December 31, 1994 and December 31, 1993, certain information concerning options/SARS granted to the Named Executives.

                                                                                          Potential
                                                                                      Realizable Value
                                                                                      at Assumed Annual
                                                                                       Rates of Stock
                                                                                     Price Appreciation
                                  Individual Grants                                    for Option Term

                               Number of      % of total
                               Securities    Options/SARs
                               Underlying     Granted to   Exercise or
                              Options/SARs   Employees in   Base Price   Expiration
         Name          Year   Granted (#)    Fiscal Year      ($/Sh)        Date      5% ($)    10% ($)
                       1994        0              --            --           --         --        --
   Robert L. Massey
                       1993    50,000 (1)        100%        $0.8125      1/20/03     $25,548   $64,746

(1) At December 31, 1994, Mr. Massey had aggregate options to purchase 50,000 shares of the Company's Common Stock, and in no case did the fair market value of the underlying securities exceed the exercise or base price of the option.


Compensation Committee Report on Executive Compensation

            The  Company's   executive  compensation   program  is  administered
      by the Compensation Committee of the Board of Directors, which is composed of two independent, non-employee directors. The Compensation Committee has structured the executive compensation program (subject to the Company's financial condition) (i) to attract and retain a skillful, dedicated, and motivated executive group and (ii) to align individual rewards with the Company's operating performance in order to provide strong incentives for the achievement of the Company's short-term and long- term goals. It is the Company's policy, subject to the above considerations and to the Company's financial circumstances, that the variable portion of executive compensation should be directly contingent on Company performance. The key elements of the executive compensation program include: the payment of a base salary and, if the Company's financial condition permits, a bonus, and the issuance of Common Stock and other stock-related incentive awards pursuant to the 1993 Stock Option Plan (see below).

      Base Salaries

            Base salaries for all salaried employees, including executive officers, are established by reference to defined salary ranges which have been assigned to each position based upon the need to provide similar salary opportunities as those provided by competitors, as well as to maintain equity among positions within the Company. Individual base salaries within these ranges are determined periodically based upon the individual's performance against defined objectives, as well as the
      individual's  level  of  skill   development  such  as  leadership,
      planning,  and development of subordinates.

            The Company's Chief Executive Officer, Mr. Massey, was entitled under his employment contract to receive a base salary of $125,000 during each of the fiscal years ending December 31, 1994, 1993 and 1992. The amounts set forth in the Summary Compensation Table reflect salary reductions applicable to Mr. Massey in each of those years.

      Stock Incentives

            Long-term incentives are provided through the granting of stock and stock options under the 1993 Stock Option Plan (the "1993 Plan"), which is currently administered by the Compensation Committee. The 1993 Plan was adopted by the Board of Directors on January 21, 1993 and approved by the shareholders on October 21, 1993, and became effective retroactive to January 21, 1993. The 1993 Plan reserves 200,000 shares
      of Common  Stock for  issuance pursuant to  incentive awards.   Such
      incentive awards may be in the form of stock options, stock appreciation rights, restricted stock, incentive stock or tax offset rights.

            The Compensation Committee believes that having a significant percentage of total management compensation in the form of stock-based compensation serves to motivate executives to maximize the Company's performance, and thereby its stock price, and to more closely align executive interests with those of the shareholders. The number and kind of incentive awards granted to each management employee is determined by the Compensation Committee with reference to the executive's level of responsibility, his performance as measured against defined objectives, and the Company's financial condition. The actual value realized by an executive related to incentive awards depends upon his continued
      employment  and the  Company's stock performance.   To  achieve  the
      greatest benefit from the executive compensation program, executive officers and all present and future employees of the Company who hold positions with management responsibilities are eligible to receive incentive awards under the 1993 Plan.

            Executive officers also participate in other Company benefit plans that are generally available to all salaried employees, such as group life and health insurance plans.

                              Neil F. Vierson, III
                              Howard P. Harper


Performance Graph

      The Company is subject to the Securities and Exchange Commission rules requiring all public companies to present a corporate performance graph comparing the Company's five- year cumulative shareholder return on its Common
Stock with two indices  or other relevant measures.   The graph  below compares
such data for the Company to the NASDAQ Composite Index and to the Dow Jones Pollution Control Industrial Group Index Weighted for the five- year period ended December 31, 1994, assuming that investments of $100 were made on December 31, 1989.

                              (PERFORMANCE GRAPH)

                              1989     1990      1991     1992      1993     1994
 Consumat Systems, Inc.      $100.00   $58.82   $64.71    $24.51     $9.80    $3.92

 NASDAQ Composite Index      $100.00   $82.20  $128.92   $148.84   $170.79  $165.33

 Dow Jones Pollution         $100.00   $87.07  $103.15    $96.70    $70.01   $70.59
 Industrial Group Index
 Weighted

Bonus Plan

      The Company has a bonus plan which provides for the payment of periodic bonuses to employees. Aggregate bonuses may not exceed 20% of annual pre-tax earnings. For 1994 and 1993, the Company did not pay cash bonuses to its officers.


Contracts with Executives

      The Company has an employment agreement with Mr. Massey, which was executed on February 12, 1991, with an initial term of two years.
Thereafter it is automatically renewed annually for an additional one year term, unless notice of non-renewal is given by one of the parties. The agreement provides for a base salary and additional benefits. See discussion of Base Salaries in the Compensation Committee Report on Executive Compensation.

      As of December  31, 1994, Mr. Massey  was indebted to the  Company in the
amount  of $38,000 as a  result of  a loan made  to him  in December 1985.   The
loan does not bear interest and is to be repaid on demand out of future bonuses, when declared, or otherwise one year following termination of employment with the Company. No repayments were made against this loan in 1994 or 1993.


Director Compensation

      Until August 1993, Directors of the Company were not entitled to be paid. However, direct travel expenses associated with Board activities were
reimbursable.    Three directors received reimbursement during  1994 and 1993:
$12,282 in total reimbursements were paid in 1994, and $15,620 in total reimbursements were paid in 1993. In August 1993, the Board of Directors resolved that non-employee directors should be paid a fee (payable only in shares of the Company's Common Stock) having a Market Value (as defined) of $500 per meeting attended, subject to a maximum of 500 shares per meeting. Issuance of shares is subject to customary limitations and restrictions under the securities laws.

      On January 21, 1993, the Board of Directors adopted, subject to shareholder approval, the 1993 Non-Employee Directors Stock Option Plan (the "1993 Outside Directors Plan"). The shareholders approved the 1993 Outside Directors Plan on October 21, 1993, effective retroactive to January 21, 1993. The 1993 Outside Directors Plan authorizes the granting of stock options to purchase an aggregate maximum of 200,000 shares of the Company's Common Stock to eligible members of the Company's Board of Directors.

      The purpose of the 1993 Outside Directors Plan is to encourage ownership in the Company by non-employee members of the Board of Directors, in order to promote long-term shareholder value and to provide non-employee members of the Board of Directors with an incentive to continue as directors of the Company. Only directors of the Company who are not also employees of the Company and who do not own or control, directly or indirectly, more than 5% of the outstanding shares of the Company's Common Stock, may be granted options under the Plan.

      Each eligible director of the Company on the effective date of the 1993 Outside Directors Plan received an option to purchase 25,000 shares of the Company's Common Stock. Each eligible director newly elected by the Company's stockholders or directors after the effective date of the 1993 Outside Directors Plan will automatically receive an option to receive 25,000 shares on
the  date of such  initial election.   A director who  serves as chairman of the
Board is entitled  to a one-time grant of  an option for 25,000 shares  of
stock.   An option  may be  exercised in full  six months  from the date  of grant of the option. No option may be exercised after the expiration of ten years from the date the option is granted, and unless such optionee is a director of the Company or within twelve months after the date he ceases to be a director.

Common Stock Options

      At December 31, 1994, there were outstanding options under the 1993 Employee Stock Option Plan and the 1993 Non-Employee Directors Stock Option Plan for the purchase of 175,000 shares at prices ranging from $0.8125 to $0.9375 per share, with options for the purchase of 50,000 of those shares expiring on April 3, 1995. No further options will be granted under the Company's previous plans and all previously outstanding options were canceled or expired during 1993.


Compensation Committee Interlocks and Insider Participation

      There are no Compensation Committee interlocks.

      Messrs.  Harper and  Vierson, the  members of  the Compensation
Committee, are not employees of the Company. In June 1992, the Board elected Mr. Vierson a director. Mr. Vierson is president and part owner of Vierson Boiler and Repair Co., Inc., which acts as a dealer for the Company. In May,
1993, the Board elected Mr. Harper a director.   He is president of NEWTEC,
Inc., which also acts as a dealer for the Company. All the Company's dealings with such companies are conducted on an arms-length basis.


Certain Transactions

      In July 1993, the Company entered into an agreement with Lighthouse Investments, L.L.C. pursuant to which the Company borrowed $170,000 during 1993,
at an  annual interest rate of 10%.   The  borrowings are secured  by an
interest in the Company's intellectual properties. At December 1, 1993, all amounts then outstanding and any accrued but unpaid interest were converted to an installment debt obligation, due quarterly beginning March 1, 1994
and  ending on December 1, 1995.   None of such quarterly payments  has been
made.  At March 31, 1995, $197,223, including accrued interest, was outstanding
under this agreement.    Messrs.  Vierson   and  Harper  are  substantial
investors   in  Lighthouse Investments, L.L.C.  The terms of the agreement were negotiated at arms-length.

      On July 13, 1994, the Company sold all of the stock of its wholly owned subsidiary Consumat Sanco, Inc. ("Sanco"), which owned and operated a permitted landfill and related equipment in New Hampshire. The sale of the Sanco stock, as discussed in Note 21 of the Audited Consolidated Financial Statements,
generated  proceeds of $3,050,000  in cash and notes.   The Company  used the
entire proceeds to satisfy outstanding claims of certain unsecured creditors and Environmental Systems Company ("ENSCO"), which, as of the record date, owned 36.4% of the issued and outstanding shares of the Company's Common Stock. The Company received releases from the unsecured creditors and ENSCO with respect to such claims. The aggregate amount of the claims satisfied by the sale proceeds was $3,520,000. The proceeds were distributed pursuant to a Consent and Acknowledgment Agreement dated as of July 15, 1994, among the Company, ENSCO, and the Informal Committee of Unsecured Creditors. The terms of the agreement were negotiated at arms-length and approved by the Board on July 12, 1994. Pursuant to the agreement, ENSCO also received an unsecured note from the Company in the amount of $110,000, due in July 1995.

      Beginning in 1994 and continuing into 1995, the Company entered into negotiations with Samsung Heavy Industries ("SHI") for a project in Korea. SHI would not proceed with the project unless the Company secured a guarantee. Over a period of several months, management unsuccessfully attempted to secure such a guarantee through several independent financing sources, and finally concluded that if any financing could be acquired, it would be so expensive as
to make  the project unprofitable.   In the face of  no other apparent options,
Mr. Vierson offered to arrange a letter of credit through his bank (Old Kent Bank and Trust Company, Grand Rapids, Michigan) at a cost to the Company of $35,000. On March 3, 1995, the Board approved financing to be arranged by Mr. Vierson, subject to arms- length negotiation of timing and terms by the Company's management.

      The Company has had discussions with a number of potential investors who have indicated a willingness to consider providing debt or equity
financing to  the Company, subject to  certain conditions.   All negotiations
have been  and will be  conducted on an arms-length basis.


Principal Shareholders

      The following table lists the only persons known by the Company to be the beneficial owners of more than five percent of the Common Stock of the Company as of March 31, 1995, unless otherwise indicated:

                                    Amount
Name and Address of                 of Beneficial     Percent
Beneficial Owner                    Ownership         of Class

Environmental Systems Company       566,450           36.4%
333 Executive Court
Little Rock, Arkansas  72205

Yankee Engineering Company, Inc.    299,952           19.3%
1901 Lansdowne Road
Baltimore, Maryland  21227

Harris Mechanical Corp.              83,333            5.3%
2300 Territorial Road
St. Paul, Minnesota  55114-1699


To the best of the Company's knowledge, each of the above shareholders owns all such shares directly.


                      PROPOSAL TWO--AMENDMENT TO ARTICLES
                      TO INCREASE AUTHORIZED COMMON STOCK

      On April 6, 1995, the Board of Directors of the Company approved for submission to a vote of the shareholders at the next annual meeting a proposal to amend Article III of the Articles of Incorporation to increase the number of authorized shares of Common Stock to 10,000,000 shares, par value $3.00,
from  3,333,333  shares.   A  copy of  the proposed amendment is attached to
this proxy statement as Exhibit A. On April 28, 1995, there were 1,557,699 shares issued and outstanding.

      The Board believes that the increase in the number of authorized but unissued shares is necessary to provide flexibility to permit the Company to issue additional Common Stock to meet future equity capital requirements. The sale or issuance of these shares will be determined from time to time by the Board as needed for the best interests of the Company. The amount and timing of sales will depend upon varying factors such as market conditions, capital needs,
and  the cost  of other forms  of capital.   In addition,  the Company  may
periodically issue shares of Common Stock under its 1993 Stock Option Plan and its 1993 Non-Employee Directors Stock Option Plan.

      At December 31, 1994, the Company had a working capital deficiency of approximately $775,000 and a net capital deficiency of approximately
$717,000.   Although the Company does not have any  specific plans to issue or sell additional shares of Common Stock for any purpose except as set forth above, the Board believes that the flexibility to issue the additional Common Stock authorized by the proposed amendment will position the Company to take advantage of opportunities to acquire additional capital investment and thereby enhance its long-term prospects.

      The proposal to increase the number of authorized shares is not intended as an anti- takeover measure but could be construed as having an anti-takeover effect, since authorized but unissued shares would be available for issuance as an appropriate response to an actual or threatened attempt to acquire control of the Company or as a strategic measure to deal with
potential  takeover activity.   Article  III.B of  the Articles  of
Incorporation currently prohibits all preemptive rights in connection with any of the Company's stock.

      If the proposed amendment to Article III is adopted, the Company would be permitted to issue the additional authorized shares without further stockholder approval, upon such terms and for such consideration as determined by the Board of Directors in its discretion, except to the extent otherwise required by law or a securities exchange on which the Common Stock is listed for trading. Such issuance could effectively dilute the currently existing issued and outstanding Common Stock.

      Adoption of the proposed amendment to Article III of the Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the meeting. The Board of Directors recommends a vote "FOR" the proposed amendment to the Articles of Incorporation.


             PROPOSAL THREE--RATIFICATION OF SELECTION OF AUDITORS


Introduction and Proposal

      Parham, P.C., independent certified public accountants, has been selected by the Board of Directors as accountants and auditors for the Company for the current fiscal year, subject to ratification by the shareholders. The firm has no relationship with the Company except that it has served as its independent accountants and auditors since December 1,
1994.   Representatives of Parham,  P.C. are  expected to  be present  at the
Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire and are expected to be available to respond to
appropriate  questions  from shareholders.   In the event the shareholders do
not ratify the selection of Parham, P.C., the selection of other accountants and auditors will be considered by the Board of Directors.

      Action by shareholders is not required by law in the selection of independent auditors, but their selection is submitted by the Board of Directors in order to give shareholders the final choice in the designation of independent auditors.

      The Board of Directors recommends a vote "FOR" the selection of Parham, P.C. Ratification of the selection requires the affirmative vote of a majority of shares of Common Stock voting at the meeting.


The Company's Audited Consolidated Financial Statements

      The Company's Consolidated Financial Statements are included in the accompanying Annual Report to Shareholders, and are filed as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

      The Board of Directors accepted the resignation of Coopers & Lybrand as the Company's auditors effective December 1, 1994. Effective December 1, 1994, the Company's Audit Committee recommended and the Board of Directors approved the engagement of Parham, P.C. as independent auditors of the Company for the fiscal years ending December 31, 1994 and 1993.

      Such Consolidated Financial Statements include the audit report of Parham, P.C. on the financial statements for the fiscal years ended December
31,  1994 and  1993.   The report of  Coopers & Lybrand, the  predecessor
auditors, covering the year ended December 31, 1992 was included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and has not been withdrawn. Such report for 1992 did not contain an adverse opinion, disclaimer of opinion or a qualification or modification as to uncertainty, audit scope or accounting principles, except that the report contained explanatory paragraphs which (i) questioned the ability of the Company to continue as a going concern, and (ii) called attention to certain contingent liabilities. Nevertheless, because Coopers & Lybrand has declined to deliver a newly signed copy of its report, no report of Coopers & Lybrand is included or incorporated by reference in either the Annual Report to Shareholders or its Annual Report on Form 10-K.

      Coopers & Lybrand has informed the Company that the firm will not manually sign its reissued report until the Company pays in full such firm's
previously rendered bills  for services provided through  November 1994.   The
Company is  not aware  of any  subsequent events, transactions or other  matters
that might have affected  the previous report.   In the course of Parham, P.C.'s
audit in respect of the financials for the fiscal years ended December 31, 1994 and 1993, nothing has come to their attention that in their judgment would have a material effect on or require disclosure in the Company's Consolidated Financial Statements covered by Coopers & Lybrand's report. Nevertheless, there can be no assurance that Coopers & Lybrand would reissue the report in its original form and without additional qualifications if the fee matter described above were resolved.

      Parham, P.C.'s report on the financial statements of the Company for the years ended December 31, 1994 and 1993 did not contain an adverse opinion, disclaimer of opinion or a qualification or modification as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph which questioned the ability of the Company to continue
as  a going  concern.   During the  Company's fiscal  year ended December  31,
1992 and during the subsequent period preceding Coopers & Lybrand's resignation effective December 1, 1994, there were no disagreements between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the subject matter of the disagreement(s) in connection with its reports, and there have been no "reportable events" during such period as such term is defined in Item 304(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

      The Company furnished each of Coopers & Lybrand and Parham, P.C. with a copy of the disclosure contained in this Proxy Statement, and advised each of the accountants that if it believed that the statements made by the Company in response to Item 304(a) of Regulation S-K were incomplete or incorrect, the accountant could present  its views in a brief statement to  be included in
this  Proxy Statement.   Neither Coopers & Lybrand  nor Parham, P.C. submitted
such statement of views to the Company.


                                 OTHER MATTERS

      The Board  of Directors knows of no  other matters which will  be brought
before the meeting.   However, if any other matters are properly presented, or
if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.


                     SHAREHOLDER PROPOSALS FOR 1996 MEETING

      Proposals of shareholders intended to be presented at the 1996 annual meeting must be received by the Company at its principal executive offices no later than January 12, 1996 for inclusion in the Company's 1996 proxy materials. Such proposals should meet the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.


                              FURTHER INFORMATION

      The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements thereto, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended December 31, 1994. Such written requests should be sent to the Corporate Secretary, Consumat Systems, Inc., Post Office Box 9379, Richmond, Virginia 23227.

                                    By Order of the Board of Directors


                                    PATRICIA B. BRADLEY
                                    Corporate Secretary

May 12, 1995

PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                                                    Exhibit A

      Set forth below is the text of Article III.A. of the Company's Articles of Incorporation, showing the proposed amendment:

      A. Authorized Shares. The designation and aggregate number of shares that the Corporation shall have authority to issue and the par value per share are as follows:

      Class             Number of Shares  Par Value

      Common Stock      10,000,000         $3.00
      Preferred Stock    1,000,000         $1.00

                             CONSUMAT SYSTEMS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 June 14, 1995


      The undersigned, having received the 1994 Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated May 12, 1995, hereby appoints William R. Davis and William O. Wiley and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of Consumat Systems, Inc., (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 14, 1995 at 11:00 a.m., Eastern Daylight Time and any adjournments thereof, and especially to vote:

1.    ITEM ONE - ELECTION OF DIRECTORS

      ( ) FOR all nominees listed below for the terms set forth in the Proxy Statement

      ( )  WITHHOLD AUTHORITY to vote for all nominees listed below

      ( )  ABSTAIN from voting


      Howard P. Harper, Robert L. Massey, and Neil F. Vierson, III

      TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.



      Any proxy executed in such manner as not to withhold authority to vote for the election of any nominee shall be deemed to grant such authority.


2. ITEM TWO - To consider and vote upon a proposal to amend the Articles of Incorporation to increase the authorized capital stock of the Company to 10,000,000 shares of Common Stock.

      ( )   FOR        ( )   AGAINST     ( )   ABSTAIN


3. ITEM THREE - To ratify the selection of Parham, P.C. as the Company's independent accountants for the fiscal year ending December 31, 1995.

      ( )   FOR        ( )   AGAINST     ( )   ABSTAIN

4. IN THEIR DISCRETION the proxies are authorized to vote such other business as may properly come before the meeting and any adjournments thereof.

      ( )   FOR        ( )   AGAINST     ( )   ABSTAIN

      In the ballot provided for that purpose, if you specify a choice as to the action to be taken, this proxy will be voted in accordance with such choice. If you do not specify a choice, it will be voted: FOR Item One, the election of the nominees named in the Proxy Statement as directors; FOR Item Two, the approval of the amendment to the Articles of Incorporation to increase the authorized shares of the Company's Common Stock to 10,000,000; and FOR Item Three, the ratification of the selection of Parham, P.C. as auditors for fiscal 1995, and as described in the Proxy Statement.

      Any proxy or proxies previously given for the meeting are revoked.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


       I do  ( )       do not  ( )     plan to attend the meeting.



                                    Date: _______________________, 1995

                                    ________________________________
                                                (Signature)

                                    ________________________________
                                       (Signature if held jointly)

                                    Please sign exactly as the name appears
                                    hereon.